SECURITIES AND EXCHANGE COMMISSION
      Washington, D. C.  20549
             Form 8 - K
           Current Report



  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): September 21, 1998

  S & T Bancorp, Inc.
  (Exact name of registrant as specified in its charter)

  Pennsylvania                      0-12508                25-1434426
  (State or other jurisdiction  (Commission File Number)  (IRS Employer
  of incorporation)                                        Identification No.)

  43 South Ninth Street, Indiana, PA                       15701
  (Address of principal executive offices)                 Zip Code

  Registrant's telephone number, including area code      (724) 465-1466
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      Item 5 - Other Events

   On September 21, 1998, the Board of Directors of S & T Bancorp, Inc. (S&T) approved a two-for-one stock split which will be effected in the form of a 100 percent stock dividend. The new shares will be distributed on October 30, 1998 to shareholders of record on October 15, 1998. The split will increase the number of shares outstanding to approximately 27,500,000.

      (c) Exhibit
          (99) Press Release

      SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                                          S & T Bancorp, Inc.

      September 23, 1998
                                          By:  /s/ Robert E. Rout
                                            Robert E. Rout
                                            Senior Vice President and
                                            Chief Financial Officer